Exhibit 3.68

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 10/23/1997
971358028 – 2811833

CERTIFICATE OF INCORPORATION

OF

PERQ/HCI CORP.

FIRST: The name of the corporation is PERQ/HCI CORP.

SECOND: The address of the initial registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901, and the name of the initial registered agent therein and in charge thereof, upon whom process against the corporation may be served is National Corporate Research, Ltd.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares the corporation shall have authority to issue is ten thousand (10,000) shares of common stock, one cent ($.01) per value per share.

FIFTH: The corporation shall have perpetual existence.

SIXTH: No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall have the right to indemnify any and all directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

EIGHTH: The name and mailing address of the incorporator is Barbara Morrison, c/o National Corporate Research, Ltd., 225 West 34th Street, New York, NY 10122-0032.

I, being the sole incorporator hereinbefore named, hereby sign this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 23rd day of October 1997.

/s/ Barbara Morrison
Barbara Morrison, Sole Incorporator

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 12/23/1999
991559364 – 2811833

CERTIFICATE OF MERGER

OF PERQ RESEARCH CORPORATION

INTO PERQ/HCI CORP.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
PERQ/HCI Corp.	Delaware
PERQ Research Corporation	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is PERQ/HCI Corp.

FOURTH: That the Certificate of Incorporation of PERQ/HCI Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is PERQ/HCI Corp., c/o VNU USA, INC., attn: Legal Department, 1515 Broadway, 15th Floor, New York, NY 10036.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 1999.

Dated: December 1, 1999

PERQ/HCI CORP.		ATTEST:

by:	/s/ C. Marshall Paul	by:	/s/ James A. Ross
	C. Marshall Paul, CEO		James A. Ross, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:01 PM 12/30/1999
991570455 – 2811833

CERTIFICATE OF MERGER

OF HCI INC.

INTO PERQ/HCI CORP.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
PERQ/HCI Corp.	Delaware
HCI Inc.	Delaware

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is PERQ/HCI Corp.

FOURTH: That the Certificate of Incorporation of the PERQ/HCI Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is PERQ/HCI Corp., c/o VNU USA, INC., attn: Legal Department, 1515 Broadway, 15th Floor, New York, NY 10036.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 1999.

Dated: December 1, 1999

PERQ/HCI CORP.		ATTEST:

by:	/s/ C. Marshall Paul	by:	/s/ James A. Ross
	C. Marshall Paul, CEO		James A. Ross, Secretary

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.) The jurisdiction where the Corporation first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the corporation first formed is October 23, 1997.

4.) The name of the Corporation immediately prior to filing this Certificate is PERQ/HCI CORP.

5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is PERQ/HCI, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of November, A.D. 2005.

By:	/s/ Frederick A. Steinmann, V.P.
Authorized Person
Name:	Frederick A. Steinmann
Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 11/02/2005
Filed 11:54 AM 11/02/2005
SRV 050894943 – 2811833 FILE

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

First: The name of the limited liability company is PERQ/HCI, LLC.

Second: The address of its registered office in the State of Delaware is 615 South DuPont Hwy., in the City of Dover, Zip Code 19901.

The name of its Registered Agent at such address is National Corporate Research, Ltd.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 2nd day of November, 2005.

By:	/s/ Frederick A. Steinmann, V.P.
Authorized Person(s)
Name:	Frederick A. Steinmann
Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:54 AM 11/02/2005
FILED 11:54 AM 11/02/2005
SRV 050894943 – 2811833 FILE